Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DocuSign, Inc. of our report dated March 25, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in DocuSign, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2022.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 25, 2022

PricewaterhouseCoopers LLP, 405 Howard St Suite 600, San Francisco, CA 94105
T: (415) 498-5000, F: (415) 498-7100, www.pwc.com